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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
INTRADO INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

INTRADO INC.
1601 Dry Creek Drive
Longmont, Colorado 80503

Notice of Annual Meeting of Stockholders
to be held June 26, 2003

Dear Stockholder:

        Our 2003 Annual Meeting of Stockholders will be held at the Omni Interlocken Hotel, 500 Interlocken Boulevard, Broomfield, Colorado, on Thursday, June 26, 2003, beginning at 3:00 p.m. local time. At the meeting, the holders of our outstanding common stock will act on the following matters:

  •
  Election of three Class C directors, each for a term of three years;

  •
  Ratification of the appointment of our independent accountants for 2003; and

  •
  Any other matters properly presented at the meeting or any postponements or adjournments of the meeting.

        You may vote on these matters in person or by proxy. Whether or not you plan to attend the Annual Meeting, we ask that you vote by one of the following methods to ensure that your shares will be represented at the meeting in accordance with your wishes:

  •
  Vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card; or

  •
  Vote by mail, by promptly completing and returning the enclosed proxy card in the enclosed addressed, stamped envelope.

        Only stockholders of record at the close of business on May 12, 2003 may vote at the meeting or any postponements or adjournments of the meeting.

By order of the Board of Directors,

George Heinrichs Chairman of the Board, President, and Chief Executive Officer

Longmont, Colorado
May 16, 2003

Table of Contents

About the Annual Meeting
What is the Purpose of the Annual Meeting?
Who is entitled to vote at the meeting?
What are the voting rights of the holders of Intrado common stock?
Who can attend the meeting?
What constitutes a quorum?
How do I vote?
Can I vote by telephone or electronically?
Can I change my vote after I return my proxy card?
What are the Board's recommendations?
What vote is required to approve each item?
How will certain proxies be counted?
What are "broker non-votes" and how will they be counted?
Who will bear the cost of soliciting proxies?
Stock Ownership
Who are the largest holders of our common stock?
How much stock do our directors and executive officers own and how do they intend to vote?
Compliance with Section 16 Reporting Requirements
Proposal 1—Election of Directors
Directors Standing for Election
Directors Continuing in Office
How are directors compensated?
How often did the Board meet during 2002?
What Committees has the Board established?
Information About Executive Officers
Background Information about Executive Officers
Executive Compensation
Summary Compensation Table
Option Grants
Options Granted During 2002
Option Exercises and Holdings
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Equity Compensation Plans
Summary of Equity Compensation Plans as of Fiscal Year-End
Compensation Committee Interlocks and Insider Participation
Compensation Committee Report on Executive Compensation
Information About Related-Party Transactions
Stock Performance Graph
Comparison of Cumulative Total Return
Report of the Audit Committee
Change in Independent Public Accountants
Audit and Non-Audit Fees
Proposal 2—Ratification of Appointment of Independent Accountants
Vote Required for Ratification
Other Matters
Stockholder Proposals for 2004 Annual Meeting
Appendix A—Audit Committee Charter

INTRADO INC.
1601 Dry Creek Drive
Longmont, Colorado 80503

Proxy Statement
Annual Meeting of Stockholders
to be held on June 26, 2003

        This proxy statement contains information related to the Annual Meeting of Stockholders (the "Annual Meeting") of Intrado Inc. to be held on Thursday, June 26, 2003, beginning at 3:00 p.m. (local time) at the Omni Interlocken Hotel, 500 Interlocken Boulevard, Broomfield, Colorado, and at any postponements or adjournments of the meeting. We expect to mail this proxy statement to stockholders on or about May 16, 2003.

About the Annual Meeting

What is the purpose of the Annual Meeting?

        At our Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting of Stockholders, including the election of directors and ratification of our independent accountants. In addition, management will report on our performance during 2002 and respond to questions from stockholders.

Who is entitled to vote at the meeting?

        Only stockholders of record at the close of business on May 12, 2003, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting, or at any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

What are the voting rights of the holders of Intrado common stock?

        Each outstanding share of Intrado common stock will be entitled to one vote on each matter considered at the meeting.

Who can attend the meeting?

        All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 2:30 p.m. (local time) and the meeting will begin at 3:00 p.m. (local time). Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

        If you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 15,560,826 shares of common stock were outstanding and entitled to vote at the meeting. Thus, the presence of the holders of common stock representing at least 7,780,414 shares will be required to establish a quorum.

        Proxies received but marked as abstentions and broker non-votes will be included in the number of shares considered to be present at the meeting.

How do I vote?

        If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I vote by telephone or electronically?

        If you are a registered stockholder (that is, you hold your stock in certificate form), you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. If you hold your stock in "street name," please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Standard Time, on June 25, 2003.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Corporate Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

The Board of Directors recommends that you vote:

  •
  for election of the nominated slate of directors; and

  •
  for ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for 2003.

        The Board's recommendation is also set forth together with the description of each item in this proxy statement. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

        Proposal 1: Election of Directors.    The affirmative vote of the holders of a plurality of the shares represented in person or by proxy and entitled to vote is required to elect each director nominee.

        Proposal 2: Ratification of Appointment of Independent Accountants.    The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants.

How will certain proxies be counted?

        A properly executed proxy marked:

  •
  "WITHHOLD AUTHORITY" with respect to the election of one or more directors; or

  •
  "ABSTAIN" with respect to the ratification of our independent accountants will not be voted, although it will be counted for purposes of determining whether a quorum is present. Accordingly, such a proxy will have the effect of a negative vote. A properly executed, but unmarked proxy will be voted for the election of the nominated slate of three directors and for ratification of the appointment of our independent accountants.

What are "broker non-votes" and how will they be counted?

        "Broker non-votes" occur when you hold your shares in "street name" through a broker or other nominee, and you do not give your broker or nominee specific instructions on your proxy card. If you fail to complete your proxy card, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. With respect to these matters, shares represented by broker non-votes will have the effect of a negative vote. However, broker non-votes will be counted in determining whether a quorum is present.

Who will bear the cost of soliciting proxies?

        Intrado will bear the cost of soliciting proxies, including expenses in connection with preparing and mailing this proxy statement. In addition, we will reimburse brokerage firms and other persons representing you for their expenses in forwarding proxy material to you. Our directors, officers, and employees may also solicit you by telephone and other means, but they will not receive any additional compensation for the solicitation.

Stock Ownership

Who are the largest holders of our common stock?

        Based on a review of filings with the Securities and Exchange Commission, the following holders own more than five percent of our outstanding common stock as of May 1, 2003:

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owner
	Number	Percent
New Venture Partners II LP 98 Floral Avenue, Murray Hill, NJ 07974	1,792,079	11.5%
Federated Investors, Inc. Federated Investors Tower, Pittsburgh, PA 15222-3779	1,117,190	7.2%
Barclays Global Fund Investors, NA and Barclays Global Fund Advisors 45 Fremont Street, San Francisco, CA 94105	967,430	6.2%

(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if such person has or shares voting power or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days from May 1, 2003. For purposes of this table, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.

        As of May 1, 2003, we are not aware of any other entities that own more than five percent of our common stock.

How much stock do our directors and executive officers own and how do they intend to vote?

        The following table shows the amount of common stock beneficially owned (unless otherwise indicated) by: (1) the directors and executive officers named in the Summary Compensation Table below and (2) the directors and executive officers as a group. All information is as of May 1, 2003. The officers and directors have indicated that they intend to vote for election of the nominated slate of directors and for ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for 2003.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Common Stock	Stock Options Exercisable Within 60 Days	Percent of Stock Common Outstanding
George K. Heinrichs(2)	416,363	26,666	2.8%
Stephen M. Meer	221,568	7,400	1.5%
Lawrence P. Jennings	8,853	169,350	1.1%
Michael D. Dingman, Jr.	7,000	64,000	*
Craig W. Donaldson	5,070	39,511	*
David Kronfeld	28,188	40,800	*
Winston J. Wade	16,570	40,800	*
Darrell A. Williams	11,360	40,200	*
Mary Beth Vitale	7,172	29,300	*
Stephen O. James	8,397	27,600	*
All directors and executive officers as a group (11 persons)(2)	1,228,551	510,614	7.9%

*
Less than one percent.

(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if such person has or shares voting power or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days from May 1, 2003. For purposes of this table, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.

(2)
Includes 1,539 shares held by Mr. Heinrichs' minor daughter and 1,539 shares held by Mr. Heinrichs' minor son.

Compliance with Section 16 Reporting Requirements

        Section 16(a) of the Securities Exchange Act requires our executive officers, our directors, and persons who own more than ten percent of a registered class of our equity securities, to file changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission. These executive officers, directors, and ten-percent stockholders are also required by Securities and Exchange Commission rules to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of these forms, we believe that all Section 16(a) reports applicable to our executive officers, directors, and ten-percent stockholders with respect to reportable transactions during the year ended December 31, 2002 were filed on a timely basis.

Proposal 1
Election of Directors

        The Board of Directors is divided into three classes, as nearly equal in number as possible. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The term of office of the three Class C directors, George K. Heinrichs, Winston J. Wade and Darrell A. Williams, expires at the 2003 Annual Meeting. The Board of Directors proposes that Messrs. Heinrichs, Wade and Williams be re-elected for a new term of three years and until their successors are duly elected and qualified. Information about the directors, including their biographies, meeting attendance, Committee participation and compensation, is provided below.

Directors Standing for Election

        The directors standing for election are:

George K. Heinrichs	A co-founder of Intrado, Mr. Heinrichs has served as our President and a director since 1979 and as our Chief Executive Officer since 1995. Mr. Heinrichs is 45 years old.
Winston J. Wade
Mr. Wade has served as a director since October 1999. Mr. Wade was the Chief Executive Officer of MediaOne Malaysia from 1997 to 1999 and the Managing Director of MediaOne India, BPL/US West from 1996 to 1997. From 1981 through 1995, Mr. Wade held several positions with US West, including Vice President—Network Operations, Vice President—Network Infrastructure, Vice President—Technical Services and President—Information Technologies Group. Mr. Wade currently serves as a director of EFJ Inc. and of AmeritasAcacia Life Insurance Company. Mr. Wade is 64 years old.
Darrell A. Williams
Mr. Williams has served as a director since January 2000, and previously served as a director from February 1998 to December 1999. Since January 2000, Mr. Williams has been Chief Investment Officer of the Telecommunications Development Fund. From 1992 to 1999, Mr. Williams was with Ameritech Development Corporation, last serving as Vice President, Venture Capital. Mr. Williams is 43 years old.

        The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

        Directors will be elected by a plurality of the votes cast at the Annual Meeting. If elected, the nominees are expected to serve until the 2006 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

        The Board of Directors recommends that you vote FOR the election of each of the nominees named above.

Directors Continuing in Office

        The directors continuing in office are:

Stephen O. James	Mr. James has served as a director since October 1999. His current term expires at the 2004 Annual Meeting of Stockholders. Mr. James has been an independent executive business consultant since 1993. Mr. James is 59 years old.
David Kronfeld
Mr. Kronfeld has served as a director since March 1998, and previously served as a director from February 1992 to June 1996. His current term as a director expires at the 2005 Annual Meeting of Stockholders. Mr. Kronfeld has served as Manager of JK&B Capital LLC since he founded the company in October 1995. Since 1989, Mr. Kronfeld has been a general partner of Boston Capital Ventures Limited Partnership, Boston Capital Ventures II Limited Partnership, Boston Capital Ventures III L.P. and Boston Capital Ventures, all of which are venture capital funds. Mr. Kronfeld is 55 years old.
Mary Beth Vitale
Ms. Vitale has served as a director since October 1999. Her current term expires at the 2004 Annual Meeting of Stockholders. Since May 2001, Ms. Vitale has served as a principal of Pellera, LLC, a consulting firm. From March 2000 through November 2000, Ms. Vitale was the CEO and President of Westwind Media. Ms. Vitale was the President and Chief Operating Officer of RMI.NET from December 1998 through February 2000. In July 2001, 17 months after Ms. Vitale resigned her position at RMI.NET (now known as Internet Commerce & Communications, Inc.), RMI.NET filed a voluntary petition for relief with the United States Bankruptcy Court for the District of Colorado. Ms. Vitale was the President—Western States for AT&T in 1997 and held several positions, including Vice President and Corporate Officer, Local Service Organization, Western Region for AT&T from 1994 to 1996. Ms. Vitale is 49 years old.

The Board currently has one vacancy among its Class B directors.

How are directors compensated?

        Base Compensation.    Each non-employee director receives a quarterly retainer of $4,500 and a fee of $1,000 per Board or Committee meeting attended. Committee chairs receive an additional fee of $500 for each Committee meeting attended. Quarterly retainers and meeting fees are payable in cash or stock at the director's discretion. In addition, we reimburse our directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board and Committees of the Board. Board members may be paid additional amounts for consulting services that extend beyond their normal Board duties, although no such payments have been made to date.

        Stock Options.    Under the Discretionary Option Grant Program, which is a part of the 1998 Stock Incentive Plan, each individual who first becomes a non-employee Board member will automatically be granted an option to purchase 30,000 shares of common stock on the date the individual joins the Board, provided the individual has not been previously employed by Intrado. In addition to the initial option grant, each non-employee Board member is eligible to receive an annual option grant. The amount of each annual option grant, if any, is determined by the Board. During 2002, each non-employee director received options to purchase a total of 10,000 shares of common stock pursuant to the Discretionary Option Grant Program. All options vest 24% on the one-year anniversary of the option grant date and 2% per month thereafter until 100% vested.

How often did the Board meet during 2002?

        During 2002, the Board of Directors held nine meetings. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he or she served.

What Committees has the Board established?

        The Board of Directors has appointed an Audit Committee, a Compensation Committee and a Corporate Governance Committee.

        Audit Committee.    The Audit Committee met 12 times during 2002. More information about the Audit Committee, including its functions and activities, can be found below on pages 16-17 under the captions "Report of the Audit Committee." The Audit Committee currently consists of Darrell A. Williams, Winston J. Wade, and Mary Beth Vitale. Each member of the Audit Committee is an "independent director," as defined under the listing standards of the Nasdaq Stock Market.

        Compensation Committee.    The Compensation Committee met six times during 2002. The Compensation Committee:

  •
  reviews and acts on matters relating to compensation levels and benefits plans for our directors, executive officers and key employees;

  •
  is responsible for administering and granting stock options and other awards under our existing incentive compensation plans; and

  •
  periodically review, at the request of the Board of Directors, management succession planning.

        The Compensation Committee currently consists of Darrell A. Williams, Winston J. Wade, and Mary Beth Vitale. Each member of the Compensation Committee is an "independent director," as defined under the listing standards of the Nasdaq Stock Market, a "non-employee director," as defined under SEC Rule 16b-3, and an "outside director," as defined under Section 162(m) of the Internal Revenue Code. The Compensation Committee Report on Executive Compensation can be found on pages 11-12.

        Corporate Governance Committee.    The Corporate Governance Committee was created in November 2002 and met one time during the 2002. The Corporate Governance Committee:

  •
  develops and implements policies and practices relating to corporate governance, including training;

  •
  advises the Chairman of the Board and Committee chairs with respect to agendas and information needs relating to Board and Committee meetings;

  •
  advises the Board with respect to the selection of Committee chairs;

  •
  establishes the criteria for Board membership, reviews background information for candidates for the Board, including incumbent directors and those recommended by stockholders, and makes recommendations to the Board regarding such candidates; and

  •
  gives executive management guidance on executive management requirements and qualifications and assists in the recruitment and selection of qualified executives.

        Any stockholder wishing to propose a nominee should submit a commendation in writing to Intrado's Corporate Secretary. The recommendation should provide the nominee's qualifications, other relevant biographical information and the nominee's consent to serve as a director. The Corporate

Governance Committee currently consists of Stephen O. James and Winston J. Wade. Each member of the Corporate Governance Committee is an "independent director," as defined under the listing standards of the Nasdaq Stock Market. Mr. James, as Chairman of the Corporate Governance Committee, also presides over executive sessions of the Board of Directors in which management directors and other members of management do not participate.

Information About Executive Officers

Background Information About Executive Officers

        Our executive officers and their ages as of May 1, 2003 are as follows:

George K. Heinrichs	A co-founder of Intrado, Mr. Heinrichs has served as our President and a director since 1979 and as our Chief Executive Officer since 1995. Mr. Heinrichs is 45 years old.
Lawrence P. Jennings
Mr. Jennings has served as our Chief Operating Officer since February 2002. Mr. Jennings joined Intrado in June 1999 as our Vice President of Sales and served as our Senior Vice President of Business Operations from December 1999 until February 2002. From 1995 through June 1999, Mr. Jennings served as Vice President of Operations and Vice President of Sales for Teletrac, Inc. Mr. Jennings is 48 years old.
Stephen M. Meer	A co-founder of Intrado, Mr. Meer has served as our Chief Technology Officer since 1979. Mr. Meer is 46 years old.
Michael D. Dingman, Jr.
Mr. Dingman has served as our Chief Financial Officer since September 2000. From March 1999 to August 2000, he was Chief Financial Officer/Treasurer for RMI.NET. In July 2001, 11 months after Mr. Dingman resigned his position at RMI.NET (now known as Internet Commerce & Communications, Inc.), RMI.NET filed a voluntary petition for relief with the United States Bankruptcy Court for the District of Colorado. From January 1997 through February 1999, Mr. Dingman was the President of Qwon Investment Consultants, Inc. From March 1994 through December 1996, Mr. Dingman was President of Owen-Joseph Companies. Mr. Dingman is 49 years old.
Craig W. Donaldson
Mr. Donaldson has served as our General Counsel since August 1997 and has also served as our Vice President of Legal & Government Affairs since July 1999. From 1988 to August 1997, Mr. Donaldson was in private law practice. Mr. Donaldson is 52 years old.

Executive Compensation

        The following table sets forth the compensation earned during the year ended December 31, 2002 by our "Named Executive Officers," who consist of our Chief Executive Officer and four other executive officers who served in the capacity of an executive officer on December 31, 2002 and earned more than $100,000 in combined salary and bonus in 2002.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus(1)	Securities Underlying Options(2)	All Other Compensation(3)
George K. Heinrichs Chairman of the Board, President, and Chief Executive Officer	2002 2001 2000	$245,000 245,000 245,000	$185,258 236,357 190,440	80,000 — —	$2,240 2,240 1,240
Lawrence P. Jennings Chief Operating Officer	2002 2001 2000	222,000 220,458 185,000	167,867 214,169 143,815	56,000 100,000 —	2,488 2,559 1,180
Stephen M. Meer Vice President and Chief Technology Officer	2002 2001 2000	205,000 185,000 185,000	186,554 178,474 143,816	51,000 — —	2,345 2,240 1,240
Michael D. Dingman, Jr. Chief Financial Officer	2002 2001 2000	197,913 175,000 57,098	149,100 168,827 35,538	51,000 — 100,000	2,504 2,441 1,120
Craig W. Donaldson Vice President and General Counsel	2002 2001 2000	200,000 179,167 124,117	21,352 44,425 16,835	37,000 50,000 30,401	2,504 2,504 1,310

(1)
A portion of the bonuses included in each year were earned in that year, but not paid until the following year.

(2)
Options listed in the table were granted under the 1998 Stock Incentive Plan.

(3)
Includes matching contributions under our 401(k) Plan and premiums on term life and disability insurance policies.

Option Grants

        The following table sets forth information regarding the stock option grants made to each of the Named Executive Officers during the year ended December 31, 2002.

Options Granted During 2002

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees In Fiscal Year
Name			Exercise Price Per Share	Expiration Date
					5%	10%
George K. Heinrichs	80,000	8.5%	$9.75	10/4/12	$490,538	$1,243,119
Lawrence P. Jennings	56,000	6.0%	9.75	10/4/12	343,736	870,183
Stephen M. Meer	51,000	5.5%	9.75	10/4/12	312,718	792,488
Michael D. Dingman, Jr.	51,000	5.5%	9.75	10/4/12	312,718	792,488
Craig W. Donaldson	37,000	4.0%	9.75	10/4/12	226,874	574,983

(1)
The options were granted to each of the Named Executive Officers pursuant to the 1998 Stock Incentive Plan. Options vest 24% one year from the date of grant and 2% each month thereafter.

(2)
The five percent and ten percent assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. There can be no assurance provided to the option holder or any other holder of our securities that the actual stock price appreciation over the ten-year option term will be at the assumed five percent and ten percent levels or at any other defined level.

Option Exercises and Holdings

        The following table sets forth information regarding exercises of stock options during the year ended December 31, 2002 and exercisable and unexercisable options held as of December 31, 2002 by each of the Named Executive Officers.

Aggregated Option Exercises in Last Fiscal Year
And Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
	Shares Acquired on Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
George K. Heinrichs	—	$—	18,666	92,000	$87,339	$62,344
Lawrence P. Jennings	—	—	107,350	124,000	354,836	166,316
Stephen M. Meer	72,367	1,354,682	5,400	54,000	29,106	17,136
Michael D. Dingman, Jr .	—	—	52,000	99,000	158,600	148,950
Craig W. Donaldson	5,070	82,136	27,327	87,795	112,985	63,502

        The value realized by each option exercised equals the total market price of the shares purchased, based on the last sale price of the common stock on the Nasdaq National Market on the exercise date, minus the total exercise price paid for those shares. The value of each unexercised option is based on the excess, if any, of $9.80 per share, the last sale price of the common stock on the Nasdaq National Market on December 31, 2002, over the per share exercise price of each outstanding option.

Equity Compensation Plans

        The following table summarizes information, as of December 31, 2002, relating to our equity compensation plans pursuant to which grants of stock options, warrants and other rights to acquire shares of Intrado common stock may be granted from time to time.

Summary of Equity Compensation Plans as of Fiscal Year-End

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price	Number of Shares Remaining Available for Issuance(1)
Equity Compensation Plans Approved by Stockholders	3,374,741	$9.5119	80,019
Equity Compensation Plans Not Approved by Stockholders	27,584	7.9100	27,984

Total	3,402,325	$9.4989	108,003

(1)
Our 1998 Stock Incentive Plan, which was approved by stockholders, includes an evergreen provision in which the number of shares issuable under the Plan automatically increases on the first trading day in January of each calendar year by an amount equal to three percent of the total number of shares of common stock outstanding on the last trading day in December of the preceding calendar year (but in no event shall such increase exceed 731,000 shares). On December 31, 2002, we had 15,442,140 shares outstanding. On January 2, 2003 (the first trading day in 2003), the number of shares issuable under the 1998 Stock Incentive Plan increased by 463,264 shares. This amount is not included in the "Number of Shares Remaining Available for Issuance."

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee currently consists of Darrell A. Williams, Winston J. Wade, and Mary Beth Vitale. Mr. Williams, Mr. Wade, and Ms. Vitale have never been officers or employees of Intrado.

        None of the Named Executive Officers have ever served as a member of the Board of Directors or Compensation Committee of any other entity that has or has had one or more executive officers serving as a member of our Board or Compensation Committee.

Compensation Committee Report on Executive Compensation

        The Compensation Committee reviews and acts on matters relating to compensation levels and benefits plans for our executive officers and key employees. The Compensation Committee also provides for grants of stock awards, stock options, stock appreciation rights, and other awards to be made under our existing incentive compensation plans.

        General Compensation Policy and Objectives.    The fundamental policy of the Compensation Committee is to provide our executive officers and key employees with competitive compensation opportunities based upon their contribution to our development and financial success and their personal performance. The Committee seeks to ensure that:

  •
  rewards are closely linked to Company-wide, business unit and individual performance;

  •
  the interests of Intrado's employees are aligned with those of its stockholders through potential stock ownership; and

  •
  compensation and benefits encourage teamwork and are set at levels that enable Intrado to attract, retain and improve the loyalty of high quality employees.

        Accordingly, the compensation package for each executive officer is comprised of three elements:

  •
  base salary, which principally reflects an executive officer's individual performance;

  •
  bonus, which principally reflects company-wide or business unit performance; and

  •
  long-term stock-based incentive compensation, which strengthens the mutuality of interests between executive officers and stockholders.

        The Committee exercises judgment and discretion in setting both short-term and long-term compensation incentives.

        Base Salary.    The suggested base salary for each executive officer is determined on the basis of experience, personal performance, the salary levels in effect for comparable positions within and without the industry, and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

        Bonus Compensation.    The Compensation Committee establishes potential bonus amounts for executive officers and key employees based on the bonus levels for comparable positions and the achievement of specific quarterly performance targets that are set early in each year. In 2002, the Compensation set performance targets based on the following business criteria:

  •
  revenue;

  •
  operating income; and

  •
  cash balance.

        The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate. The Compensation Committee may from time to time exercise discretion to award additional cash bonuses or to reduce cash bonuses when it determines that such adjustments are in our best interest.

        Long-Term Incentive Compensation.    Long-term incentives are provided primarily through grants of stock options under our 1998 Stock Incentive Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and to provide each individual with a significant incentive to manage Intrado from the perspective of an owner with an equity stake. Each option grant allows the executive officer to acquire shares of the common stock at a fixed price per share, typically equal to the market price on the grant date, over a specified period of time of up to ten years. Options generally become exercisable in installments over a 50-month period, contingent upon an executive officer's continued employment with Intrado. Accordingly, an option grant generally provides a return to the executive officer only if the executive officer remains employed by us during the vesting period, and then only if the market price of the underlying shares appreciates. The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the executive officer's potential for increased responsibility and promotion over the option term, and the executive officer's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that executive officer. The Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of our executive officers.

        Chief Executive Officer Compensation.    Mr. Heinrichs' compensation in 2002, including base salary, bonus award and stock option grant, was determined within the framework established for all executive officers and was intended to provide a level of stability and certainty to Intrado and its security holders. In 2002, Mr. Heinrichs' base salary remained at $245,000. Mr. Heinrichs' 2002 bonus award of $185,258 was determined in accordance with the achievement of the quarterly performance targets (see "Bonus Compensation" above), which were set at the beginning of 2002.

        On October 4, 2002, the Compensation Committee granted Mr. Heinrichs an option to purchase 80,000 shares of Intrado common stock at an exercise price of $9.75 per share. The exercise price was set at fair market value on the date of grant. Subject to the terms applicable to this grant, the stock option vests 24% on the first anniversary of the date of grant and 2% per month thereafter until fully vested. The stock option expires ten years from the date of grant.

        Compliance with Internal Revenue Code Section 162(m).    Under Section 162(m) of the Internal Revenue Code, we are not allowed a federal income tax deduction for compensation paid to our chief executive officer and four other most highly paid executive officers to the extent that compensation exceeds $1,000,000 per officer in any year. This limitation applies to all compensation paid to the covered executive officers that is not considered to have been performance based. The management incentive compensation plan contains provisions intended to ensure that any compensation deemed paid in connection with the exercise of stock options granted under the plan with an exercise price equal to the market price of the common stock on the grant date will qualify as performance-based compensation. The Compensation Committee does not expect that the compensation that will be paid to any of our executive officers during 2003 will exceed $1,000,000. However, the Compensation Committee recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable Intrado to meet its overall objectives, even if Intrado may not deduct all of the compensation paid. Accordingly, the Compensation Committee reserves the authority to approve non-deductible compensation in appropriate circumstances.

Members of the Compensation Committee
Winston J. Wade, Chairman Mary Beth Vitale Darrell A. Williams

Information About Related-Party Transactions

        Lucent and NV Partners II LP.    As part of our May 2001 acquisition of Lucent Public Safety Systems ("LPSS"), an internal venture of Lucent Technologies, Inc. ("Lucent"), we issued 2,250,000 shares of our common stock to Lucent. As of December 31, 2002, 1,792,079 of these shares continue to be held by NV Partners II LP, formerly a wholly-owned subsidiary of Lucent.

        We continue to provide subcontracted maintenance services to Lucent customers on database and call handling contracts. Because these contracts were not assigned directly to us under the acquisition agreement, we bill Lucent for services rendered and Lucent, in turn, bills the customer. In effect, Lucent is merely a pass-through entity for billing purposes. During 2002 and 2001, we recognized approximately $11.2 million and $6.2 million, respectively, in revenue under the sub-contracted services agreement with Lucent.

        As part of the LPSS acquisition, we also incurred an obligation to pay for inventory acquired in the LPSS acquisition. The total amount due to Lucent as of December 31, 2002, and 2001, respectively, was $2.4 million and $4.4 million, including interest.

        Furthermore, in conjunction with the LPSS acquisition, we agreed to issue up to $32.9 million of mandatorily redeemable, non-voting, preferred stock, subject to our attainment of specific total revenue targets during a 24-month contingency period that began on June 1, 2001 and will end on May 31,

2003. The right to receive Intrado preferred stock is currently held by NV Partners II LP. If our total revenue, as defined in the purchase agreement between Lucent Technologies Inc. and Intrado, meets or exceeds a maximum threshold of $258 million for that 24-month period, then we will be required to issue $32.9 million of preferred stock to NV Partners II LP. If our total revenue during the 24-month contingency period is greater than the minimum threshold of $179 million, but less than the maximum threshold of $258 million, we will be required to issue preferred stock to NV Partners II LP at a rate of $417,000 for each million dollars of total revenue in excess of $179 million. If our total revenue is less than or equal to the minimum threshold of $179 million during the 24-month contingency period, then we will not be required to issue any preferred stock. Over the 19-month period beginning on June 1, 2001 and ending on December 31, 2002, we recorded approximately $163 million in total revenue. As a result, we estimate that the value of the preferred stock issued to NV Partners II LP will range between $10.8 million and $15.0 million. The preferred stock would be redeemable in three equal annual installments, beginning in July 2003.

        SBC Communications Inc. and Ameritech Corporation.    We provide data management and consulting services pursuant to a service agreement dated August 31, 1994 with Ameritech Information Systems, a wholly-owned subsidiary of SBC Communications Inc. ("SBC," formerly known as Ameritech Corporation). Under a master lease agreement dated March 11, 1996, we lease personal property from Ameritech Credit Corporation, another wholly-owned subsidiary of SBC. Ameritech Information Systems and Ameritech Credit Corporation are affiliates of Ameritech Development Corp., which beneficially owned approximately 1.6 million shares of our common stock until June 2000. A member of our Board of Directors was a representative of Ameritech Development Corp. at the time the service and master lease agreements were executed.

        During the years ended December 31, 2002, 2001, and 2000, we recognized approximately $11.0 million, $9.9 million, $9.8 million in revenue, respectively, from the SBC-Ameritech service agreement. As of December 31, 2002 and 2001, SBC owed us approximately $1.9 million and $2.2 million, respectively, for services provided. During the years ended December 31, 2002, 2001 and 2000, we paid SBC approximately $2.2 million, $1.6 million and $2.1 million, respectively, pursuant to lease schedules to the master lease agreement. As of December 31, 2001 and 2000, we owed approximately $4.0 million and $1.8 million, respectively, pursuant to the same lease schedules. The leases have interest rates ranging from 6.27% to 9.50%, require monthly payments and have expiration dates varying through October 2005.

        TechnoCom Corporation.    During the year ended December 31, 2002, we purchased 294,118 shares of TechnoCom Corporation's Series A Preferred Stock for $500,000, representing 2.9% of the aggregate dilutive voting power of TechnoCom as of September 30, 2002. We do not exercise any control or influence over TechnoCom and do not have any Board representation. TechnoCom is under contract to provide development and implementation services to our Wireless business unit in connection with our recently announced service offering for Position Determining Equipment ("PDE"). TechnoCom also provides subcontracted services to our incumbent local exchange carrier ("ILEC") customers. During the year ended December 31, 2002 and 2001, we paid TechnoCom $995,000 and $-0-, respectively, for their services.

        We believe that the terms of the transactions described above were no less favorable to us than would have been obtained from an unaffiliated third party. Any further transactions with any of our officers, directors, or principal stockholders will be on terms no less favorable to us than could be obtained from unaffiliated third parties and will be approved by the members of our Audit Committee, which is comprised solely of independent and disinterested members of the Board of Directors.

Stock Performance Graph

        The graph depicted below compares the performance of Intrado common stock with the performance of the Nasdaq Stock Market-US and the Nasdaq Computer and Data Processing Services indices over the period beginning on June 24, 1998, the date on which our common stock began trading on the Nasdaq National Market, and ending on December 31, 2002. The graph assumes that $100 was invested on June 24, 1998 in our common stock and in each comparison index (the Nasdaq Stock Market-US Index and the Nasdaq Computer and Data Services Index), and that all dividends were reinvested. We have not declared any dividends on our common stock.

Comparison of Cumulative Total Return
Based on investment of $100 on June 24, 1998

	06/24/98	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Intrado (Nasdaq: TRDO)	$100	$34	$43	$31	$197	$72
Nasdaq US	$100	$118	$214	$132	$105	$73
Nasdaq Computer and Data Processing Services Stocks	$100	$124	$262	$126	$101	$70

Report of the Audit Committee

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.

        The purpose of the Audit Committee of Intrado's Board of Directors is to assist the Board of Directors in its oversight of:

  •
  the integrity of Intrado's financial statements, including compliance with legal and regulatory requirements relating to financial reporting and disclosure;

  •
  the qualifications and independence of Intrado's independent accountants; and

  •
  the performance of Intrado's independent accountants and of Intrado's internal audit function.

        In carrying out these responsibilities, the Audit Committee, among other things:

  •
  reviews quarterly and annual financial reports prepared by Intrado's management and discusses the reports with management;

  •
  supervises the relationship between Intrado and its independent accountants, including direct responsibility for appointment, removal, compensation and oversight, review of the scope of audit services, pre-approval of non-audit services, and confirmation of the independence of the independent accountants;

  •
  meets with Intrado's independent accountants to discuss critical accounting policies and practices, alternative treatments of financial statement items, and other matters; and

  •
  oversees management's implementation and maintenance of internal and disclosure controls systems; and reviews Intrado's policies relating to legal and regulatory compliance, ethics and conflicts of interests.

        In April 2003, Intrado's Board of Directors adopted a new charter for the Audit Committee. The new charter is attached to this proxy statement as Appendix A.

        The Audit Committee met 12 times during 2002. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee's meetings include, whenever appropriate, separate executive sessions with Intrado's independent accountants, Intrado's internal auditors, and Intrado's management.

        During 2002 the Board of Directors, based on the recommendation of the Audit Committee, determined to retain a new independent auditor to replace Arthur Andersen LLP as Intrado's independent public accountants. The Audit Committee conducted a series of in-depth interviews with potential independent accountants. On June 6, 2002, based on the recommendation of the Audit Committee, the Board of Directors engaged PricewaterhouseCoopers LLP to serve as Intrado's independent public accountants.

        As part of its oversight of Intrado's financial statements, the Committee reviews and discusses with both management and Intrado's independent accountants all annual financial statements and quarterly operating results prior to their issuance. During 2002, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Committee. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of Intrado's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with

PricewaterhouseCoopers LLP matters relating to its independence, including a review of audit and non-audit fees and the disclosures made to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        In addition, during 2002 the Committee reviewed major initiatives and programs aimed at strengthening the effectiveness of Intrado's internal control structure. As part of this process, the Committee continued its monitoring of the scope and adequacy of Intrado's staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

        Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of Intrado's audited financial statements in Intrado's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Members of the Audit Committee
Darrell A. Williams, Chairman Mary Beth Vitale Winston J. Wade

Change in Independent Public Accountants

        On June 6, 2002 our Board of Directors, based on the recommendation of our Audit Committee, dismissed Arthur Andersen LLP as our independent accountants and engaged PricewaterhouseCoopers LLP as our new independent accountants.

        Arthur Andersen's reports on our consolidated financial statements for each of the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the years ended December 31, 2001 and 2000 and the interim period ending June 6, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        During the years ended December 31, 2001 and 2000 and the interim period ending June 6, 2002, neither we nor anyone acting on our behalf consulted PricewaterhouseCoopers with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K. However, our Audit Committee engaged PricewaterhouseCoopers beginning in November 2001 to perform a limited scope evaluation of our internal control systems. The fees paid to PricewaterhouseCoopers for these services were less than $60,000. Approximately one-half of these services were performed in 2002, prior to PricewaterhouseCoopers' engagement as our new independent accountants, with the remainder performed in 2001.

        Pursuant to Item 304(a)(3) of Regulation S-K, we provided Arthur Andersen with a copy of the foregoing disclosures and requested that Arthur Andersen provide a letter addressed to the SEC stating whether it agreed with the statements. Arthur Andersen advised us that it had ceased furnishing such letters. After reasonable efforts, we were not able to obtain a letter from Arthur Andersen; accordingly, no such letter has been filed with this Annual Report on Form 10-K.

Audit and Non-Audit Fees

        The following table presents fees for professional services provided during 2002 by Arthur Andersen LLP ("AA"), our former independent accountants, and by PricewaterhouseCoopers LLP ("PwC"), our current independent accountants, for:

Type of Fee	AA	PwC
Audit fees	$50,000	$115,000
Financial information systems design and implementation fees	-0-	-0-
All other fees (non-audit services)	20,000	30,000

Total fees	$70,000	$145,000

        Audit fees include services rendered for the audit of the financial statements included in our 2002 Annual Report on Form 10-K and the reviews of our financial statements included in our Quarterly Reports on Form 10-Q during 2002. Non-audit services include fees for a limited scope review of our internal control systems and due diligence procedures associated with mergers and acquisitions.

Proposal 2
Ratification of Appointment of Independent Accountants

        The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as Intrado's independent accountants for the fiscal year ending December 31, 2003. PricewaterhouseCoopers LLP began serving as our independent accountants in June 2002 and served as our independent auditor for the fiscal year ended December 31, 2002. In taking this action, the Audit Committee carefully considered PricewaterhouseCoopers LLP's performance since its retention, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. Services provided to Intrado and its subsidiaries by PricewaterhouseCoopers LLP in 2002 are described under the caption "Audit and Non-Audit Fees" above.

        Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

Vote Required for Ratification

        The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent public accountants for 2003. However, the Audit Committee has sole authority for appointing and terminating Intrado's independent public accountants for 2003. Accordingly, stockholder approval is not required to appoint PricewaterhouseCoopers LLP as Intrado's independent public accountants. The Audit Committee believes, however, that submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification is a matter of good corporate governance. In the event stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment.

        The Board of Directors and the Audit Committee of the Board of Directors recommends that shareholders vote "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants for 2003.

Other Matters

        As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Stockholder Proposals for 2004 Annual Meeting

        A stockholder who intends to present a proposal at the 2004 Annual Meeting of Stockholders for inclusion in our 2004 proxy statement must submit the proposal by December 1, 2003. In order for the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and must comply with certain procedures established by the Securities and Exchange Commission, and the proposal must comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to our Corporate Secretary, 1601 Dry Creek Drive, Longmont, Colorado 80503.

        In addition, in accordance with our bylaws, a stockholder wishing to bring an item of business before the 2004 Annual Meeting must deliver notice of the item of business to us at our principal offices by no later than December 1, 2003, even if the item is not to be included in our proxy statement.

THE BOARD OF DIRECTORS INTRADO INC.

Longmont, Colorado
May 16, 2003

Appendix A

INTRADO, INC.

AUDIT COMMITTEE CHARTER

A.    Purpose

        The purpose of the Audit Committee is to enhance the Board of Directors' oversight of:

  •
  the integrity of the Company's financial statements, including compliance with legal and regulatory requirements relating to financial reporting and disclosure;

  •
  the independent auditor's qualifications and independence; and

  •
  the performance of the Company's internal audit function and independent auditors.

B.    Structure and Membership

        1.    Number.    The Audit Committee shall consist of at least three members of the Board of Directors.

        2.    Independence.    Except as otherwise permitted by the applicable rules of The Nasdaq Stock Market and applicable federal securities laws, including Section 301 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder), each member of the Audit Committee shall be "independent" as defined by such rules and laws.

        3.    Financial Literacy.    Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. At least one member of the Audit Committee shall be a "financial expert" (as defined by applicable Nasdaq and SEC rules). All members of the Audit Committee shall participate in continuing education programs, as set forth by the Corporate Governance Committee.

        4.    Chair.    The Audit Committee shall elect a Chair by majority vote, unless the Board of Directors elects a Chair.

        5.    Compensation.    The compensation of Audit Committee members shall be as determined by the Compensation Committee. No member of the Audit Committee may receive any compensation from the Company other than compensation for service on the Board of Directors and any Board committees.

        6.    Term.    Each member of the Audit Committee shall be appointed for a one-year term. Any director who is age 70 or older at the time the director's term expires will be expected to tender resignation from the Board of Directors and the Audit Committee and will not be nominated to a new term unless waived by majority vote of disinterested members of the Corporate Governance Committee.

        7.    Selection and Removal.    Members of the Audit Committee shall be appointed by the Board of Directors annually for a one-year term and shall serve until their successors are appointed and qualified. Members shall be appointed by a majority vote of disinterested members of the Board, upon consultation with the Corporate Governance Committee. The Board of Directors may remove members of the Audit Committee at any time, with or without cause.

C.    Authority and Responsibilities

  General

        The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor's report.

  Oversight of Independent Auditors

        1.    Selection.    The Audit Committee shall be solely and directly responsible for appointing, evaluating and, when necessary, terminating the independent auditor. The Audit Committee shall also review and evaluate the lead partner and other senior members of the independent auditor, after soliciting and taking into account the opinions of management and the Company's internal auditors. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

        2.    Independence.    The Audit Committee shall take appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company (including the Company's management and Board members), including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor and shall confirm that the Company's management and Board members do not use the independent auditors for personal audit, tax, consulting or other services. In addition, the Audit Committee shall confirm the regular rotation of the lead audit partner and reviewing partner as required by Section 203 of the Sarbanes-Oxley Act.

        The Audit Committee shall also confirm that the CEO, controller, CFO, and CAO (or other persons serving in similar capacities) were not employed by the independent auditor, or if employed, did not participate in any capacity in the audit of the Company, in each case, during the three-year period preceding the date of initiation of the audit.

        3.    Compensation.    The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee. The Audit Committee shall advise the Company's management as to any planned expenditures so the Company can incorporate such expenditures into the Company's budgeting process.

        4.    Preapproval of Services.    The Audit Committee shall preapprove all audit services and non-audit services (other than de minimus non-audit services as defined by the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder)) to be provided to the Company by the independent auditor.

        5.    Oversight.    The independent auditor shall report directly to the Audit Committee and the Audit Committee shall have direct responsibility for overseeing the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, obtain and review the reports required to be made by the independent auditor pursuant to paragraph (k) of Section 10A of the Securities Exchange Act of 1934 regarding:

  •
  critical accounting policies and practices;

  •
  alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

  •
  other material written communications between the independent auditor and Company management.

  Review of Audited Financial Statements

        6.    Discussion of Audited Financial Statements.    The Audit Committee shall review and discuss with the Company's management and independent auditor the Company's audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

        7.    Recommendation to Board Regarding Financial Statements.    The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

        8.    Audit Committee Report.    The Audit Committee shall prepare or cause to be prepared for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

  Review of Other Financial Disclosures

        9.    Independent Auditor Review of Interim Financial Statements.    The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards Nos. 61, 71 and 90. Management shall advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor's review of interim financial information.

  Controls and Procedures

        10.    Oversight.    The Audit Committee shall coordinate the Board of Director's oversight of the Company's internal accounting controls, the Company's disclosure controls and procedures and the Company's internal audit function. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

        11.    Procedures for Complaints.    The Audit Committee shall approve procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

        12.    Related-Party Transactions.    The Audit Committee shall review and approve all related party transactions.

        13.    Additional Powers.    The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

        14.    Risk Management.    At least annually, the Audit Committee shall review the Company's policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company's exposure to risk is handled.

D.    Procedures and Administration

        1.    Meetings.    The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. At least quarterly, the Audit Committee shall meet with: (i) the independent auditor; (ii) Company management and (iii) the Company's internal auditors, as designated by the Audit Committee in consultation with management. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

        2.    Subcommittees.    The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit or non-audit services shall be reported to the full Audit Committee at its next scheduled meeting.

        3.    Reports to Board.    The Audit Committee shall report regularly to the Board of Directors.

        4.    Charter.    At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

        5.    Independent Advisors.    The Audit Committee shall have the authority to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

        6.    Investigations.    The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee. The Audit Committee shall advise the Company's management as to any planned expenditures so the Company can incorporate such expenditures into to the Company's budgeting process.

        7.    Annual Self-Evaluation.    At least annually, the Audit Committee shall evaluate its own performance.

Company #
Control #

INTRADO INC.

PROXY
Annual Meeting of Stockholders, June 26, 2003
 This Proxy is Solicited on Behalf of the Board of Directors

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the 2003 Annual Meeting of Stockholders of Intrado Inc. ("Intrado") to be held on June 26, 2003 and the related proxy statement, and appoints George K. Heinrichs, Michael D. Dingman, Jr., and Craig W. Donaldson, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Intrado that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2003 Annual Meeting of Stockholders of Intrado to be held at the Omni Interlocken Hotel, 500 Interlocken Boulevard, Broomfield, Colorado, on Thursday, June 26, 2003, beginning at 3:00 p.m. local time and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

The shares represented by this proxy, when properly executed, shall be voted as specified by the undersigned. If no specification is made, this proxy will be voted, FOR the election of all nominees for director (proposal 1), FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for 2003 (proposal 2), and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponement or adjournment thereof.

Please date, sign exactly as your name appears on the form, and mail the proxy card promptly. When signing as an attorney, executor, administrator, trustee, or guardian, please give your full title as such. If shares are held jointly, both owners must sign.

THERE ARE THREE WAYS TO VOTE YOUR PROXY. IF YOU WISH TO VOTE BY TELEPHONE, INTERNET OR MAIL, PLEASE READ THE INSTRUCTIONS BELOW

Intrado Inc. encourages you to take advantage of new and convenient ways to vote your shares for matters to be covered at the 2003 Annual Meeting of Stockholders. Please take the opportunity to use one of the three voting methods outlined below to cast your ballot.

VOTING BY TELEPHONE: 1-800-240-6326
*** QUICK *** EASY *** IMMEDIATE
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which is located above, and then follow the simple instructions the voice provides you.

VOTING BY INTERNET: WWW.EPROXY.COM/TRDO/
*** QUICK *** EASY *** IMMEDIATE
Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which is located above, to obtain your records and create an electronic ballot.

VOTING BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we've provided or return it to Intrado Inc., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, Minnesota 55164-9397.
If you vote by telephone or vote using the Internet, please do not mail your proxy.

THANK YOU FOR VOTING

INTRADO INC.

        The Board of Directors recommends a vote FOR items 1 and 2.

  1.
  To elect George K. Heinrichs, Winston J. Wade and Darrell A. Williams as directors to serve for three-year terms ending in the year 2006 or until successors are duly elected and qualified;

    ☐ FOR all nominees listed above (except as marked to the contrary below).

    ☐ WITHHOLD AUTHORITY to vote for all nominees listed above.

    INSTRUCTION: To withhold authority to vote for any individual nominee, mark "FOR" above and write the name of the nominee as to which you wish to withhold authority in the space below:

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for 2003.

☐ FOR        ☐ AGAINST        ☐ ABSTAIN

        If you plan on attending the meeting, please check the box to the right. ☐

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

(Print name(s) on certificate)

Please sign your name:

Date:
Authorized Signature(s)
Date:
Authorized Signature(s) of Joint Owners, if any

Please date, sign exactly as your name appears on the form, and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee, or guardian, please give your full title as such. If shares are held jointly, both owners must sign.